UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Under §240.14a-12

TMC THE METALS COMPANY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT NO. 1 TO PROXY STATEMENT FOR THE ANNUAL AND SPECIAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 29, 2025

This proxy statement supplement, dated May 21, 2025 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of TMC the metals company Inc. filed with the Securities and Exchange Commission (“SEC”) on April 18, 2025 and relating to our 2025 annual and special meeting of shareholders to be held in a virtual format on Thursday, May 29, 2025 at 10:00 a.m. EDT (the “Annual Meeting”).

Board Observer Agreement and Other Agreements with First Manhattan Co. LLC

As we previously disclosed, on May 12, 2025, we entered into a board observer agreement with Zachary A. Wydra, the Chief Executive Officer of First Manhattan Co. LLC and related entities and portfolio manager of certain accounts managed by First Manhattan Co. LLC, under which Mr. Wydra will serve as a non-voting observer to our board of directors, whereby he may have access to certain information and attend and provide input at meetings of our board of directors, subject to certain limitations. Mr. Wydra will not receive any compensation for his role as a board observer.

As of April 3, 2025, First Manhattan Co. LLC beneficially owned the common shares as set forth in the table below.

Five Percent Holder:
First Manhattan Co. LLC (1)	18,714,300	5.2%

(1)	The address of First Manhattan Co. LLC is 399 Park Avenue, 28th Floor, New York, NY 10022. First Manhattan Co. LLC, is an SEC-registered investment adviser; Zachary A. Wydra, is Chief Executive Officer of First Manhattan Co. LLC and FMC Group Holdings, L.P. and the portfolio manager of the accounts referred to below; First Manhattan Management LLC is the general partner of FMC Group Holdings, L.P.; and FMC Group Holdings, L.P. is the parent holding company of First Manhattan Co. LLC. The amount shown is based on information set forth in a Schedule 13G filed on February 14, 2025 by the entities named above, which states that, as of December 31, 2024, the entities named above had sole voting and dispositive power with respect to 3,300,000 common shares and shared voting and dispositive power with respect to 20,664,300 common shares, which amounts include Class A warrants to purchase 250,000 common shares and Class B warrants to purchase 5,000,000 common shares which may not be exercised if the holder of such warrants (together with its affiliates, any “group” or any other persons whose beneficial ownership could be aggregated with the holder) would beneficially own more than 4.99% of the number of common shares outstanding immediately following exercise, which warrants are excluded from the amount shown in the table. Based on information set forth in a Schedule 13D filed on May 13, 2025 by the entities named above and Mr. Wydra, as of May 13, 2025: (i) the entities named above and Mr. Wydra beneficially owned 22,991,050 common shares, which includes 5,237,500 common shares underlying warrants that are exercisable within 60 days, subject to the terms of the warrants, which are held in investment accounts, including accounts of advisory clients, partners, and employees of First Manhattan Co. LLC, over which First Manhattan Co. LLC and Mr. Wydra, as portfolio manager, have investment discretion (4,625,000 of such common shares, which includes 375,000 common shares underlying warrants that are exercisable within 60 days, subject to the terms of the warrants, are owned by Mr. Wydra personally), (ii) the entities set forth above and Mr. Wydra may be deemed to have voting and dispositive power over the common shares held in such investment accounts and (iii) based on this information and the exclusion of the 5,237,500 shares underlying the warrants, which may not be exercised if the holder of such warrants (together with its affiliates, any “group” or any other persons whose beneficial ownership could be aggregated with the holder) would beneficially own more than 4.99% of the number of common shares outstanding immediately following exercise, the entities named above and Mr. Wydra beneficially owned 4.9% of the outstanding common shares as of April 3, 2025 (and less than 5% of the outstanding common shares as of the date of this Supplement). The beneficial ownership of common shares is based on 358,705,212 common shares issued and outstanding as of April 3, 2025.

Mr. Wydra purchased 500,000 common shares and accompanying Class A warrants to purchase 250,000 common shares in our August 2023 registered direct offering (defined as the Registered Direct Offering in the Proxy Statement) for a total purchase price of $1 million. In addition, on November 14, 2024, we entered into a securities purchase agreement with certain investors, which was subsequently amended, pursuant to which we sold and issued, in a registered direct offering, 19,900,000 of our common shares and Class B warrants to purchase 9,950,000 of our common shares at a price per common share and accompanying Class B warrant of $1.00. The exercise price of the Class B warrants is $2.00 per share, subject to adjustment as provided in the warrant agreement. First Manhattan Co. LLC purchased 10,000,000 of our common shares and accompanying Class B warrants to purchase 5,000,000 common shares in this registered direct offering for a total purchase price of approximately $10 million.

This information supplements and adds to the information set forth under “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Person Transactions” in the Proxy Statement.

2025 Registered Direct Offering

As we previously disclosed, on May 12, 2025, we entered into a securities purchase agreement with certain investors, pursuant to which we agreed to sell and issue, in a registered direct offering, 12,333,333 of our common shares and Class C warrants to purchase 12,333,333 of our common shares at a price per common share and accompanying Class C warrant to purchase one common share of $3.00. The exercise price of the Class C warrants is $4.50 per share, subject to adjustment as provided in the warrant agreement. Allseas Group, S.A. (“Allseas”) agreed to purchase 2,333,333 of our common shares and accompanying Class C warrants to purchase 2,333,333 common shares for a total purchase price of approximately $7 million. The closing of this offering is expected to occur on or about May 22, 2025, subject to the satisfaction of customary closing conditions. This information supplements and adds to the information about Allseas set forth under “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Person Transactions” in the Proxy Statement.

Shares Available for Issuance under the TMC 2021 Equity Incentive Plan

The TMC Incentive Equity Plan provides for the issuance of up to an aggregate of 70,262,856 common shares, which number includes 13,628,338 shares added to the plan in January 2025 pursuant to the plan’s evergreen provision, provided that 2,243,853 of the common shares available under such plan will only be available to our non-employee directors. As of April 3, 2025, there were 37,921,412 common shares underlying outstanding restricted stock units, 5,190,000 common shares underlying outstanding options, and 453,961 common shares remained available for the grant of future awards under this plan. This information updates the information set forth under “Executive Officer and Director Compensation—Stock Compensation Plans and Awards—TMC 2021 Incentive Equity Plan—Shares Available for Issuance” in the Proxy Statement.

Additional Information

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by shareholders (via Internet or mail) will remain valid and will be voted at the Annual Meeting unless revoked. None of the actual agenda items presented in the Proxy Statement are affected by this Supplement, and shares represented by proxy cards returned before the Annual Meeting will be voted with respect to all matters properly brought before the Annual Meeting as instructed on the form. Information regarding how to vote your shares and revoke already submitted proxies is available in the Proxy Statement.

Except as described in this Supplement, the information disclosed in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement applies. The Proxy Statement, together with this Supplement, have been filed with the SEC and are also available at https://www.cstproxy.com/metals/2025.